UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2003

MAGMA DESIGN AUTOMATION, INC.

(Exact name of registrant as specified in its charter)

Commission File No.: 0-33213

Delaware (State or other jurisdiction of incorporation or organization)	77-0454924 (I.R.S. Employer Identification Number)

2 Results Way

Cupertino, California 95014

(Address of principal executive offices)

Telephone: (408) 864-2000

(Registrant’s telephone number, including area code)

ITEM 7.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits

Exhibit No.	Description

99.10	Press Release Issued July 29, 2003*

99.11	July 29, 2003 conference call transcript, including question and answer session*

*	These exhibits are intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 12	Results of Operations and Financial Condition

The information in this report and the exhibits attached hereto are being furnished pursuant to Item 12 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Magma Design Automation, Inc. (“Magma”) has reported its financial results for the quarter ended June 30, 2003. Magma’s press release dated July 29, 2003 announcing results is attached hereto as exhibit 99.10. The press release includes Magma’s balance sheet as of June 30, 2003 and a presentation of Magma’s historical statement of operations prepared in accordance with GAAP and a presentation prepared on an adjusted pro forma basis (non-GAAP financial measures). It also includes Magma projected net income per share on a GAAP and an adjusted pro forma basis. Magma’s pro forma adjustments to GAAP results exclude the effects of non-cash amortization of capitalized software, non-cash amortization of deferred stock-based compensation and impairment write-down of equity investments. The impact of these adjustments is quantified in the reconciliation table included with the press release.

Magma has provided its pro-forma financial information in order to enhance the user’s overall understanding of Magma’s financial performance and prospects. Magma believes that this pro forma information provides useful information to investors by excluding the effect of expenses that are required to be recorded under GAAP that Magma does not believe are indicative of Magma’s core operating results. In addition, because Magma has historically provided pro forma results to the investment community, Magma believes that including this information provides consistency in its financial reporting. However, these pro forma results should be considered supplemental to, and not a substitute for or superior to, Magma’s results prepared in accordance with GAAP, which are included in its press release.

On July 29, 2003, Magma held a conference call with respect to its financial results for the quarter ended June 30, 2003; a copy of the call transcript, including the question and answer session immediately following the call, is attached as Exhibit 99.11.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 31, 2003

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ GREGORY C. WALKER
Gregory C. Walker Vice President, Finance and Chief Financial Officer